                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                   FORM 8-K/A1
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    December 2, 1997




                            GIGA-TRONICS INCORPORATED
               (Exact Name of Registrant as Specified in Charter)



         California                  0-12719                    94-2656341
(State or Other Jurisdiction     (Commission File            (I.R.S. Employer
     of Incorporation )              Number)              Identification Number)


                             4650 Norris Canyon Road
                           San Ramon, California 94583
             (Address of Principal Executive Offices)   (Zip Code)



Registrant's telephone number, including area code:  (510) 328-4650

  Item 2.  Acquisition or Disposition of Assets

           On December 2, 1997, Giga-tronics Incorporated, a California corporation (the "Registrant") acquired Ultracision, Inc., a California corporation ("Ultracision"), by merging Giga Acquisition Inc., a wholly owned subsidiary of the Registrant, with and into Ultracision with Ultracision as the surviving corporation. By virtue of the merger, Ultracision became a direct, wholly-owned subsidiary of the Registrant, and all of Ultracision's outstanding capital stock was converted into capital stock of the Registrant as adjusted to reflect an exchange ratio (the "Exchange Ratio") of approximately .75 shares of the Registrant's common stock for each share of Ultracision common stock. As a result, each shareholder of Ultracision became the owner of shares of capital stock of the Registrant as adjusted to reflect the Exchange Ratio. Additionally, each outstanding option to purchase shares of Ultracision common stock was automatically converted into an option to purchase, upon the same terms and conditions, shares of the Registrant's common stock in an amount adjusted to reflect the Exchange Ratio.

           The Registrant timely filed a Current Report of Form 8-K, dated December 2, 1997, on December 16, 1997, reporting in Item 2, the acquisition by Registrant of Ultracision, Inc., with the Securities and Exchange Commission.

           The Registrant further reported in Item 7 of such Report, that it would file financial statements of the acquired corporation within the time period and as specified by the rules relating to filing reports on a Current Report on Form 8-K, by amendment.

                            GIGA-TRONICS INCORPORATED
                                      INDEX


PART I - FINANCIAL INFORMATION                                                      Page No.
------------------------------                                                      --------

   ITEM 1    Not Applicable

   ITEM 2    Acquisition or Disposition of Assets........................................3

   ITEM 3
     to 6    Not applicable

   ITEM 7    Financial Statements and Exhibits

A    Financial Statements

1.   Ultracision, Inc and subsidiary.
     (a) Independent Auditors' Report.....................................................5
     (b) Consolidated Balance Sheet - March 31, 1997......................................6
     (c) Consolidated Statement of Operations -
               Year Ended March 31, 1997..................................................7
     (d) Consolidated Statement of Shareholders' Equity -
               Year Ended March 31, 1997..................................................8
     (e) Consolidated Statement of Cash Flows -
               Year Ended March 31, 1997..................................................9
     (f) Notes to Consolidated Financial Statements.................................10 - 15

2.   Unaudited Pro Forma Condensed Combined Financial Statements.........................16
     (a)  Pro Forma Condensed Combined Balance Sheet -
               September 27, 1997 (unaudited)............................................17
     (b)  Pro Forma Condensed Combined Statements of Operations
               For the Years Ended March 25, 1995, March 30, 1996
               and March 29, 1997 (unaudited).......................................18 - 20
     (c)  Pro Forma Condensed Combined Statements of Operations
               For the Six Months Ended September 28, 1996,
               and September 27, 1997 (unaudited)...................................21 - 22
     (d)  Notes to Unaudited Pro Forma Condensed Combined
               Financial Statements.................................................23 - 24

3.    Ultracision, Inc.
     (a) Consolidated Balance Sheet - September 30, 1997 (unaudited).....................25
     (b) Consolidated Statements of Operations (unaudited)
               For the Six Months Ended September 30, 1997 and 1996......................26
     (c) Consolidated  Statements of Cash Flows (unaudited)
               For the Six Months Ended September 30, 1997 and 1996......................27
     (e)  Notes to Unaudited Condensed Consolidated
               Financial Statements......................................................28

   SIGNATURES ...........................................................................29

                              ULTRACISION, INC. AND SUBSIDIARY

                              Consolidated Financial Statements

                              March 31, 1997

                              (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Shareholders and Board of Directors
Ultracision, Inc. and Subsidiary


We have audited the accompanying consolidated balance sheet of Ultracision, Inc. and subsidiary as of March 31, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ultracision, Inc. and subsidiary as of March 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                             /s/ KPMG Peat Marwick
                                             ----------------------------
                                                 KPMG Peat Marwick


San Jose, California
January 12, 1998

                        ULTRACISION, INC. AND SUBSIDIARY

                           Consolidated Balance Sheet

                                 March 31, 1997

                                               Assets

Current assets:
    Cash and cash equivalents                                                                 $   203,229
    Short-term investments                                                                        200,000
    Accounts receivable, net of allowance for doubtful accounts of $25,000                        762,111
    Income tax receivable                                                                          52,985
    Inventories                                                                                 1,798,540
    Deferred income taxes                                                                         306,508
                                                                                              -----------

           Total current assets                                                                 3,323,373
                                                                                              -----------

Property and equipment:
    Equipment                                                                                     436,723
    Vehicles                                                                                       10,829
    Leasehold improvements                                                                          1,032
                                                                                              -----------

                                                                                                  448,584
    Less accumulated depreciation                                                                (262,402)
                                                                                              -----------

           Net property and equipment                                                             186,182
                                                                                              -----------

Other assets                                                                                        8,980
                                                                                              -----------

           Total assets                                                                       $ 3,518,535
                                                                                              ===========

                      Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable                                                                          $   318,796
    Customer deposits                                                                             540,786
    Accrued payroll and benefits                                                                  227,747
    Accrued warranty                                                                               70,000
    Accrued commissions                                                                             5,445
    Accrued expenses                                                                               95,957
    Dividends payable                                                                              27,513
    Accrued profit sharing contribution                                                            38,031
                                                                                              -----------

           Total current liabilities                                                            1,324,275

Deferred rent                                                                                      32,709
                                                                                              -----------

           Total liabilities                                                                    1,356,984

Commitments

Shareholders' equity:
    Common stock, no par value; 10,000,000 shares authorized; 687,832 shares
      issued and outstanding                                                                      398,785
    Retained earnings                                                                           1,762,766
                                                                                              -----------

           Total shareholders' equity                                                           2,161,551
                                                                                              -----------

           Total liabilities and shareholders' equity                                         $ 3,518,535
                                                                                              ===========

See accompanying notes to consolidated financial statements.

                        ULTRACISION, INC. AND SUBSIDIARY

                      Consolidated Statement of Operations

                            Year ended March 31, 1997



Sales                                                      $ 5,602,888

Cost of goods sold                                           2,656,542
                                                           -----------

           Gross profit                                      2,946,346
                                                           -----------

Operating expenses:
    Sales and marketing                                        508,381
    Research and development                                 1,126,052
    General and administrative                                 772,362
                                                           -----------

                                                             2,406,795
                                                           -----------

                                                               539,551
                                                           -----------
           Income from operations

Other income (expenses):
    Interest and dividend income                                15,085
    Interest expense                                            (3,001)
    Miscellaneous                                                2,348
                                                           -----------

                                                                14,432
                                                           -----------

           Income before provisions for income taxes           553,983

Provision for income taxes                                     166,939
                                                           -----------

           Net income                                      $   387,044
                                                           ===========


See accompanying notes to consolidated financial statements.

                        ULTRACISION, INC. AND SUBSIDIARY

                 Consolidated Statement of Shareholders' Equity

                            Year ended March 31, 1997




                                          Common stock                                  Total
                                    -----------------------           Retained     shareholders'
                                     Shares         Amount             earnings        equity
                                    -------       ---------           ---------       ---------

Balances, March 31, 1996            686,936       $ 371,226          $1,422,181      $1,793,407

Common stock issued                  35,000          70,000                --            70,000
Common stock repurchased            (34,104)        (42,441)            (18,946)        (61,387)
Dividends declared                     --              --               (27,513)        (27,513)
Net income                             --              --               387,044         387,044
                                    -------       ---------           ---------       ---------

Balances, March 31, 1997            687,832       $ 398,785          $1,762,766      $2,161,551
                                    =======       =========          ==========      ===========

See accompanying notes to consolidated financial statements.

                                                                          PAGE 9
                        ULTRACISION, INC. AND SUBSIDIARY

                      Consolidated Statement of Cash Flows
                            Year ended March 31, 1997

Cash flows from operating activities:
    Net income                                                                                 $   387,044
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                                 59,436
      Deferred income taxes                                                                          8,080
      Loss on disposal of property and equipment                                                     3,738
      Changes in operating assets and liabilities:
        Accounts receivable                                                                      1,350,682
        Inventories                                                                               (418,129)
        Other assets                                                                                10,375
        Accounts payable                                                                          (488,353)
        Customer deposits                                                                         (331,037)
        Income taxes payable                                                                       (68,478)
        Income taxes refundable                                                                    (52,985)
        Accrued payroll and benefits                                                                39,488
        Accrued expenses                                                                            53,062
        Deferred rent                                                                                4,342
        Profit sharing payable                                                                      24,172
                                                                                               -----------

                  Net cash provided by operating activities                                        581,437
                                                                                               -----------

Cash flows from investing activities:
    Purchase of property and equipment                                                             (80,466)
    Purchase of investments                                                                       (200,000)
                                                                                               -----------

                  Net cash used in investing activities                                           (280,466)
                                                                                               -----------

Cash flows from financing activities:
    Proceeds from issuance of common stock                                                          70,000
    Repurchase of common stock                                                                     (61,387)
    Dividends paid                                                                                 (20,608)
    Payments on line of credit, net                                                               (199,800)
    Repayments of long-term debt                                                                   (30,287)
                                                                                               -----------

                  Net cash used in financing activities                                           (242,082)
                                                                                               -----------

Net increase in cash and cash equivalents                                                           58,889

Cash and cash equivalents at beginning of year                                                     144,340
                                                                                               -----------

Cash and cash equivalents at end of year                                                       $   203,229
                                                                                               ===========

Supplementary disclosures of cash flow information:
    Cash paid for income taxes                                                                 $   277,482
                                                                                               ===========
    Cash paid for interest                                                                     $     4,718
                                                                                               ===========

See accompanying notes to consolidated financial statements.

                        ULTRACISION, INC. AND SUBSIDIARY                PAGE 10

                   Notes to Consolidated Financial Statements

                                 March 31, 1997




(1)    The Company and Significant Accounting Policies

       The Company

       Ultracision, Inc. (the Company), manufactures probing and robotic equipment for the computer disc drive industry. The Company develops, manufactures, and markets automation equipment for the test and inspection of silicon wafers and a line of probers for the testing and inspection of silicon devices.

       Principles of Consolidation

       The accompanying consolidated financial statements include the assets, liabilities, and results of operations of Ultracision, Inc. and its wholly owned subsidiary, Ultracision Foreign Sales Corporation, Inc. All intercompany transactions and accounts in the accompanying consolidated financial statements have been eliminated in consolidation.

       Use of Estimates

       The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       Cash Equivalents

       The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents consisted of approximately $147,000 in money market funds as of March 31, 1997.

       Short-Term Investments

       The Company's investments are classified as available for sale securities and are stated at fair value. The cost of securities is determined on the specific identification method. As of March 31, 1997, the fair value of investments approximated cost. Realized gains and losses on the sales of short-term investments were immaterial during the fiscal year then ended.

       Significant Group Concentrations of Credit Risk

       Financial instruments, which potentially subject the Company to credit risk, consist principally of investments and trade accounts receivable. The Company's investments consist of auction rate preferred securities. Concentration of credit risk in trade accounts receivable results primarily from sales to major customers. The Company individually evaluates the creditworthiness of its customers and generally does not require collateral or other security. Historically, the Company has not incurred any significant credit related losses.

       Inventories

       Inventories are stated at the lower of first-in, first-out cost or market.

       Property and Equipment

       Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which range from 5 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives or the lease term.

       The Company evaluates property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparison of its carrying amount to future net cash flows the property and equipment are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property and equipment exceeds its fair market value. To date, the Company has made no adjustments to the carrying value of long-lived assets.

       Software Development Costs

       The Company classifies the costs of planning, designing, and establishing the technological feasibility of a computer software product as research and development costs and charges those costs to expense when incurred. After technological feasibility has been established, costs of producing a marketable product and product masters are capitalized. Costs of maintenance and customer support are charged to expense when costs are incurred. As of March 31, 1997, all costs incurred have been charged to expense, as technological feasibility had not been achieved.

       Revenue Recognition

       Revenue is recognized upon product shipment.

       Income Taxes

       The Company accounts for income taxes using the asset and liability method which results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. In estimating future tax consequences, all expected future events are considered other than enactment of changes in tax laws or rates.

       Accounting for Stock-Based Compensation

       The Company uses the intrinsic value method to measure compensation for its stock and stock purchase plans.

 (2)   Inventories

       Inventories as of March 31, 1997, consisted of the following:

             Raw materials                       $  1,075,299
             Work in process                          723,241
                                                 ------------

                                                 $  1,798,540
                                                 ============



 (3)   Line of Credit

       The Company has an available line of credit agreement, expiring in September 1998, with Silicon Valley Bank. Borrowings under the agreement bear interest at the bank's prime rate plus 0.75%, are secured by substantially all assets of the Company, and are limited to $750,000. The agreement requires the Company to comply with various financial covenants. As of March 31, 1997, management is not aware of any violations of the covenants.


(4)    Stock Option Plan

       As of March 31, 1997, the Company has reserved 100,000, 75,000, and 75,000 shares of common stock for issuance to employees under its 1986 Stock Option Plan, 1987 Stock Option Plan, and 1991 Stock Option Plan (the Plans), respectively. Incentive or nonstatutory stock options can be granted at not less than 100% of the fair market value of the stock on the date the option is granted, as determined by the Company's Board of Directors. Options generally become exercisable at a rate of 20% each year, commencing two years from date of grant. If the Board of Directors designates options as incentive stock options, they are fully exercisable at 100% commencing two years from date of grant. If unexercised, options will expire on a predetermined date as determined by the Board of Directors, but not more than 10 years from the date of grant, or 3 months after termination as an employee of the Company.

       During 1997, activity in the Plan was as follows:

                                                                               Exercise price per share
                                                                               -------------------------
                                    Available             Number                               Weighted-
                                    for grant           outstanding            Actual           average
                                    ---------           -----------           --------         ---------

Balances, March 31, 1996             117,759               52,000             $   2.00         $   2.00

Granted                              (55,000)              55,000             2.00 - 2.2           2.09
Terminated                            22,000              (22,000)                2.00             2.00
                                     -------              -------

Balances, March 31, 1997              84,759               85,000             2.00 - 2.2           2.06
                                     =======              =======

       As of March 31, 1997, all outstanding options expire five years from grant date and none were exercisable. The weighted-average contract life of options outstanding is approximately four years. The Company applies the intrinsic value method in accounting for its plan. Accordingly, no compensation cost has been recognized for its stock options in its results of operations. Had the Company recorded a charge for the fair value of options granted consistent with SFAS No. 123, the charge to net earnings would not have been material for the year ended March 31, 1997.

       Pro forma net income reflects only options granted in fiscal 1997 and 1996. Therefore, the full impact of calculating compensation cost for stock options under Statement of Financial Accounting Standards (SFAS) No. 123 is not reflected in the pro forma net income amount calculated for the year ended March 31, 1997 because compensation cost is reflected over the options' vesting period of five years, and compensation cost for options granted prior to January 1, 1995, is not considered.

       The per share weighted-average fair value of each stock option granted during 1997 is estimated on the date of the grant using the minimum value method, with the following weighted-average assumptions: dividend yield of 2%, risk-free interest rate of 6.5%, and expected lives of 5 years.


(5)    Employee Benefit Plans

       The Company maintains a qualified profit sharing plan for all eligible employees. Contributions to the profit sharing plan is determined by the Board of Directors upon review of annual operations. For the year ended March 31, 1997, the Company contributed approximately $38,031 to the profit sharing plan. The Company also has a 401(k) plan that provides for matching funds by the employer. Contributions to the 401(k) plan for the year ended March 31, 1997, were approximately $16,757.


 (6)   Income Taxes

       Following are the components of income taxes for the year ended March 31, 1997:

         Current:
           Federal                          $130,049
           State                              28,811
                                            --------

                 Total current              158,860
                                           --------
        Deferred:
          Federal                             7,206
          State                                 873
                                           --------

                Total deferred                8,079
                                           --------
                                           $166,939
                                           ========


       Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate to pretax income as a result of the following:

       Federal income tax at statutory rate                $ 195,698
       State income tax, net of federal benefit               19,592
       Foreign sales corporation benefit                     (21,163)
       Tax credits                                           (27,500)
       Other                                                     312
                                                           ---------
                  Effective income tax                     $ 166,939
                                                           =========


       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

       Future state tax effect                                      $ (12,592)
       Accruals and allowances not currently
          deductible for tax purposes                                 106,232
       Inventory reserves and additional costs capitalized            212,868
                                                                    ---------
                                                                    $ 306,508
                                                                    =========

       Management believes that it is more likely than not, based on historical operating results, that the Company will generate sufficient future taxable income to realize the net deferred tax assets. As such, the Company has not provided a valuation against net deferred tax asset.

  (7)  Commitments

       The Company leases its facilities under a noncancelable operating lease agreement expiring in June 2002. The lease stipulates scheduled rent increases over its life, resulting in uneven cash flows. The total commitment of the lease is being amortized over its life on the straight-line method. The differences between the lease payments required and the recognition of lease expense on the straight-line method is recorded as deferred rent. As of March 31, 1997, the Company has recorded deferred rent of $32,709 related to the facility lease. Rent expense recorded under this lease for the year ended March 31, 1997, was approximately $184,676.

       The future minimum annual lease payments are as follows:

               Year ending
               March 31,

                   1998            $  206,063
                   1999               207,054
                   2000               214,488
                   2001               216,966
                   2002               220,875
                   Thereafter          54,901
                                   ----------
                                   $1,120,347
                                   ==========


(8)    Export Sales

       International sales were 48.7% of revenues for the year ended March 31, 1997. A significant portion of such sales, 29.8%, are to customers in Malaysia, Korea, Taiwan, and Japan.

       Two customers accounted for 30% and 18% of revenues, respectively, for the year ended March 31, 1997. Accounts receivable for these two customers as of Mach 31, 1997 were $337,888 and $36,400, respectively.


(9)    Subsequent Event

       On December 2, 1997, the Company entered into an agreement with Giga-tronics Inc. (Giga-tronics) to sell the Company. Giga-tronics designs, manufactures, and markets microwave and radio frequency signal generation and power measurement instruments. The transaction will be structured as a pooling of interest in which 517,000 shares of Giga-tronics common stock will be exchanged for all of the outstanding shares of the Company, which will operate as a subsidiary of Giga-tronics.

                        GIGA-TRONICS INCORPORATED                        PAGE 16

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS



The following unaudited pro forma condensed combined statements of operations give effect to the acquisition by Giga-tronics Incorporated ("Giga-tronics" or the "Company") of Ultracision, Inc. ("Ultracision") in a transaction accounted for by the pooling-of-interests method of accounting.

The financial statement data as of September 27, 1997 and the six-month periods ended September 27, 1997 and September 28, 1996 are unaudited, and have been prepared on the same basis as the financial information derived from the audited financial statements, and in the opinion of management, contain all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods.

The unaudited pro forma condensed combined balance sheet data combine Giga-tronics and Ultracision balance sheets as of September 27, 1997, giving effect to the Merger as if it had occurred on September 27, 1997. The unaudited pro forma condensed combined statements of income combine Giga-tronics and Ultracision results of operations for the six months ended September 27, 1997 and September 28, 1996 and each of the years in the three-year period ended March 29, 1997, giving effect to the Merger as if it had occurred on April 1, 1994.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial condition that would have occurred had the Merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial condition.

             GIGA-TRONICS INCORPORATED AND ULTRACISION, INC.             PAGE 17
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 27, 1997

Period Ended                                                                          Pro-Forma        Pro Forma
(In thousands except per share data)                Giga-tronics     Ultracision      Adjustments      Combined
                        ASSETS                      ------------     -----------      -----------      ---------

Current assets:                                                                           --
    Cash and cash equivalents                       $  3,360         $    275         $   --           $  3,635
    Short-term investments                             8,386              212             --              8,598
    Accounts receivable, net                           5,016              380             --              5,396
    Inventories, net                                   7,254            1,755             --              9,009
    Prepaid expenses                                     497             --               --                497
    Deferred income taxes                              1,966              400             --              2,366
                                                    --------         --------         --------         --------

           Total current assets                       26,479            3,022             --             29,501
                                                    --------         --------         --------         --------

Property and equipment:                                 --
    Equipment                                          8,142              528             --              8,670
    Office Furniture and fixtures                        676               11             --                687
    Land                                                 279             --               --                279
    Building and leasehold improvements                  744                1             --                745
                                                    --------         --------         --------         --------
    Gross cost of Property and equipment               9,841              540             --             10,381

    Less accumulated depreciation                     (7,150)            (286)            --             (7,436)
                                                    --------         --------         --------         --------


           Net property and equipment                  2,691              254             --              2,945
                                                    --------         --------         --------         --------

Patents and licenses                                     800             --               --                800
Other assets                                              59               15             --                 74
                                                    --------         --------         --------         --------

           Total assets                             $ 30,029         $  3,291         $   --           $ 33,320
                                                    ========         ========         ========         ========

          LIABILITES AND SHAREHOLDERS EQUITY

Current liabilities:
    Accounts payable                                $  2,303         $    558         $   --           $  2,861
    Accrued liabilities                                2,695              252              125            3,072
    Customer Advances                                    379              449             --                828
                                                    --------         --------         --------         --------


           Total current liabilities                   5,377            1,259              125            6,761

Other long term                                         --                 33             --                 33
Obligation under capital lease                            36             --               --                 36
Deferred income taxes                                    120             --               --                120
                                                    --------         --------         --------         --------

           Total liabilities                           5,533            1,292              125            6,950

Shareholders' equity:                                                                     --
    Convertible preferred stock of no par
      value;                                              --               --             --                 --
    Common stock, no par value;                       11,090              399             --             11,489
    Unrealized gain (loss) on investments                (10)              --             --                (10)
    Retained earnings                                 13,416            1,600             (125)          14,891
                                                    --------         --------         --------         --------

           Total shareholders' equity                 24,496            1,999             (125)          26,370
                                                    --------         --------         --------         --------

Total Liabilities and shareholder's equity          $ 30,029         $  3,291         $   --           $ 33,320
                                                    ========         ========         ========         ========


            See accompanying notes to unaudited pro forma condensed
                         combined financial statements

             GIGA-TRONICS INCORPORATED AND ULTRACISION, INC.             PAGE 18
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                            YEAR ENDED MARCH 25, 1995


                                                                                                  Pro Forma      Pro Forma
                                                           Giga-tronics      Ultracision        Adjustments       Combined
                                                           ------------      -----------        -----------      ---------
Net sales                                                     $29,824          $  4,156                 ---     $   33,980

Cost of sales                                                  19,991             2,001                 ---         21,992
                                                           ----------          --------           ---------     ----------

     Gross profit                                               9,833             2,155                 ---         11,988

Product development                                             3,489               712                 ---          4,201
Selling, general and administrative expenses                    7,302             1,273                 ---          8,575
Amortization of intangibles                                       560               ---                 ---            560
                                                           ----------          --------           ---------     ----------

     Operating expenses                                        11,351             1,985                 ---         13,336

Net operating income (loss)                                    (1,518)              170                 ---         (1,348)

Other income                                                       17                 4                 ---             21
Interest income, net                                              160                (3)                ---            157
                                                           ----------          ---------          ---------     ----------

Earnings (loss) before income taxes                            (1,341)              171                 ---         (1,170)
Provision for income taxes (benefit)                             (563)               88                 ---           (475)
                                                           -----------         --------           ---------     -----------

Net earnings (loss)                                        $     (778)         $     83           $     ---     $     (695)
                                                           ===========         ========           =========     ===========

Earnings (loss) per share of common stock                    $    (0.21)        $   0.11          $    ---      $    (0.16)
                                                             ===========        ========          =========     ===========

Weighted average common and common
     equivalent shares outstanding                                3,679              759               (189)         4,249
                                                             ==========         ========          ==========    ==========


            See accompanying notes to unaudited pro forma condensed
                         combined financial statements

             GIGA-TRONICS INCORPORATED AND ULTRACISION, INC.             PAGE 19
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                            YEAR ENDED MARCH 30, 1996


                                                                                 Pro Forma        Pro Forma
                                                 Giga-tronics    Ultracision    Adjustments        Combined
                                                    -------        -------        ---------         -------


Net sales                                           $35,305        $ 5,499        $    --           $40,804

Cost of sales                                        22,417          2,471             --            24,888
                                                    -------        -------        ---------         -------

     Gross profit                                    12,888          3,028             --            15,916

Product development                                   3,398          1,097             --             4,495
Selling, general and administrative expenses          7,354          1,305             --             8,659
Amortization of intangibles                             560           --               --               560
                                                    -------        -------        ---------         -------

     Operating expenses                              11,312          2,402             --            13,714

Net operating income                                  1,576            626             --             2,202

Other income                                            200              0             --               200
Interest income, net                                    217              4             --               221
                                                    -------        -------        ---------         -------

Earnings before income taxes                          1,993            630             --             2,623
Provision for income taxes                              245            185             --               430
                                                    -------        -------        ---------         -------

Net earnings                                        $ 1,748        $   445        $    --           $ 2,193
                                                    =======        =======        =========         =======

Earnings per share of common stock                  $  0.46        $  0.65        $    --           $  0.51
                                                    =======        =======        =========         =======

Weighted average common and common
     equivalent shares outstanding                    3,780            688             (171)          4,297
                                                    =======        =======        =========         =======


             See accompanying notes to unaudited pro forma condensed
                         combined financial statements

             GIGA-TRONICS INCORPORATED AND ULTRACISION, INC.             PAGE 20
          AUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                            YEAR ENDED MARCH 29, 1997


                                                                                   Pro Forma         Pro Forma
                                                 Giga-tronics      Ultracision     Adjustments        Combined
                                                    --------         --------        ---------         --------

Net sales                                           $ 32,428         $  5,603        $    --           $ 38,031

Cost of sales                                         20,748            2,656             --             23,404
                                                    --------         --------        ---------         --------

     Gross profit                                     11,680            2,947             --             14,627

Product development                                    3,454            1,127             --              4,581
Selling, general and administrative expenses           6,676            1,280             --              7,956
Amortization of intangibles                              559             --               --                559
                                                    --------         --------        ---------         --------

     Operating expenses                               10,689            2,407             --             13,096

Net operating income                                     991              540             --              1,531

Other income (expense)                                   (18)               2             --                (16)
Interest income, net                                     521               12             --                533
                                                    --------         --------        ---------         --------

Earnings before income taxes                           1,494              554             --              2,048
Provision for income taxes                               372              167             --                539
                                                    --------         --------        ---------         --------

Net earnings                                        $  1,122         $    387        $    --           $  1,509
                                                    ========         ========        =========         ========

Earnings  per share of common stock                 $   0.29         $   0.56        $    --           $   0.34
                                                    ========         ========        =========         ========

Weighted average common and common
     equivalent shares outstanding                     3,831              690             (145)           4,376
                                                    ========         ========        =========         ========

             See accompanying notes to unaudited pro forma condensed
                         combined financial statements

             GIGA-TRONICS INCORPORATED AND ULTRACISION, INC.             PAGE 21
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 28, 1996


                                                                                Pro Forma          Pro Forma
                                                Giga-tronics    Ultracision     Adjustments         Combined
                                                    -------        -------        ----------         -------

Net sales                                           $16,138        $ 3,126        $     --           $19,264

Cost of sales                                        10,173          1,482              --            11,655
                                                    -------        -------        ----------         -------

     Gross profit                                   $ 5,965        $ 1,644        $     --           $ 7,609

Product development                                   1,774            376              --             2,150
Selling, general and administrative expenses          3,314            575              --             3,889
Amortization of intangibles                             279           --                --               279
                                                    -------        -------        ----------         -------

     Operating expenses                               5,367            951              --             6,318

Net operating income                                    598            693              --             1,291

Other income                                             18           --                --                18
Interest income, net                                    251              4              --               255
                                                    -------        -------        ----------         -------

Earnings before income taxes                            867            697              --             1,564
Provision for income taxes                              216            210              --               426
                                                    -------        -------        ----------         -------

Net earnings                                        $   651        $   487        $     --           $ 1,138
                                                    =======        =======        ==========         =======

Earnings per share of common stock                  $  0.17        $  0.71        $      --          $  0.26
                                                    =======        =======        ==========         =======

Weighted average common and common
     equivalent shares outstanding                    3,838            689              (158)          4,369
                                                    =======        =======        ==========         =======



             See accompanying notes to unaudited pro forma condensed
                         combined financial statements

             GIGA-TRONICS INCORPORATED AND ULTRACISION, INC.             PAGE 22
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 27, 1997


                                                                                        Pro Forma        Pro Forma
                                                       Giga-tronics     Ultracision     Adjustments       Combined
                                                           -------        -------         -------         -------

Net sales                                                  $16,122        $ 2,533            --           $18,655

Cost of sales                                                8,897          1,239            --            10,136
                                                           -------        -------         -------         -------

     Gross profit                                            7,225          1,294            --             8,519

Product development                                          1,910            694            --             2,604
Selling, general and administrative expenses                 3,894            844            (297)          4,441
Amortization of intangibles                                    230           --              --               230
                                                           -------        -------         -------         -------

     Operating expenses                                      6,034          1,538            (297)          7,275

Net operating income (loss)                                  1,191           (244)            297           1,244

Other income                                                    16              9            --                25
Interest income, net                                           220              2            --               222
                                                           -------        -------         -------         -------

Earnings (loss) before income taxes                          1,427           (233)            297           1,491
Provision for income taxes (benefit)                           428            (70)             89             447
                                                           -------        -------         -------         -------

Net earnings (loss)                                        $   999        $  (163)        $   208         $ 1,044
                                                           =======        =======         =======         =======

Earnings (loss) per share of common stock                  $  0.26        $ (0.24)        $    --         $  0.24
                                                           =======        =======         =======         =======
Weighted average common and common
     equivalent shares outstanding                           3,817            693            (138)          4,372
                                                           =======        =======         =======         =======



             See accompanying notes to unaudited pro forma condensed
                         combined financial statements

                                                                         PAGE 23
                 GIGA-TRONICS INCORPORATED AND ULTRACISION, INC.
                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

(1)       BASIS OF PRESENTATION

              The Giga-tronics and Ultracision statements of operations for each of the years in the three years ended March 27, 1997 and for each of the six months ended September 28, 1996 and September 27, 1997 have been combined. The balance sheets for Giga-tronics and Ultracision have been combined as of September 27, 1997. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the consolidated financial statements of Ultracision included elsewhere herein, and Giga-tronics included in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission for the year ended March 29, 1997.

              No adjustments have been made to conform the accounting policies of the combining companies. The nature and extent of such adjustments, if any, will be based upon further study and analysis and are not expected to be significant.

(2)       UNAUDITED PRO FORMA COMBINED NET INCOME PER SHARE

              The unaudited pro form condensed combined statements of operations for Giga-tronics and Ultracision have been prepared as if the Merger was completed at the beginning of the earliest period presented. The unaudited pro forma combined net earnings per share is based on the combined weighted average number of common and common equivalent shares of Giga-tronics and Ultracision Common Stock for each period, based upon an exchange ratio of 0.7516253969 (the Exchange Ratio as of December 2, 1997) shares of Giga-tronics Common Stock for each outstanding share of Ultracision Common Stock.

(3)       PRO FORMA UNAUDITED COMBINED SHARES OUTSTANDING

              These unaudited pro forma condensed combined financial statements reflect the issuance of approximately 517,000 shares of Giga-tronics Common Stock in exchange for all the outstanding shares of Ultracision Common Stock (approximately 687,832 at September 27, 1997) and assumption of approximately 75,000 Ultracision Common Stock options in connection with the Merger resulting in an exchange ratio of
         0.7516253969 (the Exchange Ratio as of December 2, 1997) shares of Giga-tronics Common Stock for each outstanding share of Ultracision Common Stock.

              The following table details the pro forma share issuances (as of September 27, 1997) in connection with the Merger:

                                                                   Giga-tronics
                                                                       common
                                                                        shares
                                         Shares       Estimated      outstanding
                                       Outstanding    Exchange            (in
                                     (in thousands)     ratio         thousands)       %
                                     --------------   ---------     ------------     ------

Giga-tronics shares outstanding
as of September 27, 1997                3,803                 --         3,803         88%

Ultracision shares outstanding
as of September 27, 1997                  688          .75162539           517         12%
                                                                         -----         ----

Pro forma shares of Giga-tronics
Common Stock outstanding
after completion of the Merger
(as of September 27, 1997)                                               4,320         100%
                                                                         =====         ====


         The actual Exchange Ratio was determined at the effective time of the Merger based on the Average Nasdaq Per Share Price on such date.

                                                                         PAGE 24
                 GIGA-TRONICS INCORPORATED AND ULTRACISION, INC.
                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS



(4)       TRANSACTION COSTS AND MERGER RELATED EXPENSES

              Giga-tronics estimates that it will incur direct transaction costs and merger-related integration expenses of approximately $475,000 associated with the Merger, consisting of transaction fees for investment bankers, attorneys, accountants and financial printing. As of September 27, 1997, $297,000 transaction-related expenses had been incurred. The additional nonrecurring transaction costs will be charged to operations primarily during the quarter in which the Merger closes. The charge is a preliminary estimate only, and is therefore subject to change.

              The unaudited pro forma condensed combined balance sheet gives effect to estimated direct transaction expenses and merger related integration expenses as if such costs and expenses had been incurred as of September 27, 1997, net of income taxes. These costs and expenses are not reflected in the unaudited pro forma condensed combined statement of operations.

                                 ULTRACISION, INC.                       PAGE 25
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

Six Months ended                                              September 30, 1997
(In thousands)                                                ------------------
                                     ASSETS
Current Assets
Cash and cash equivalents                                          $   275
Investments                                                            212
Trade accounts receivable, net                                         380
Inventories, net                                                     1,755
Deferred income taxes                                                  400
                                                                   -------
     Total current assets                                            3,022

Property and Equipment:
Machinery and equipment                                                528
Office furniture and fixtures                                           11
Land                                                                  --
Building and leasehold improvements                                      1
                                                                   -------
     Gross cost property and equipment                                 540

Less accumulated depreciation and amortization                        (286)
                                                                   -------
     Net property and equipment                                        254
Patents and licenses                                                  --
Other assets                                                            15
                                                                   -------
Total assets                                                       $ 3,291
                                                                   =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable                                                   $   558
Accrued current liabilities                                            252
Customer advances                                                      449
                                                                   -------
     Total current liabilities                                       1,259
Other long term                                                         33
                                                                   -------
Total liabilities                                                    1,292

Shareholders' Equity
Common stock                                                           399

Retained earnings                                                    1,600
Total shareholders' equity                                           1,999
                                                                   -------
Total liabilities and shareholders' equity                         $ 3,291
                                                                   =======

See accompanying notes to unaudited condensed consolidated financial statements

                                 ULTRACISION, INC.                       PAGE 26
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


Six Months Ended                                             September 30, 1997            September 30, 1996
(In thousands except per share data)                         ------------------            ------------------

Net sales                                                            $ 2,533                   $ 3,126

Cost of sales                                                          1,239                     1,482
                                                                     -------                   -------

      Gross profit                                                     1,294                     1,644

Product development                                                      694                       376
Selling, general and administrative expenses                             844                       575
                                                                     -------                   -------

      Operating expenses                                               1,538                       951

Net operating income (loss)                                             (244)                      693

Other income (expense)                                                     9                        --
Interest income, net                                                       2                         4
                                                                     -------                   -------

Earnings (loss) before income taxes                                     (233)                      697
Provision for income taxes (benefit)                                     (70)                      210
                                                                     -------                   -------

Net earnings (loss)                                                  $  (163)                  $   487

Earnings (loss) per share of common stock                            $ (0.24)                  $  0.71

Weighted average common and common
      equivalent shares outstanding                                      693                       689




 See accompanying notes to unaudited condensed consolidated financial statements

                                 ULTRACISION, INC.                       PAGE 27
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS



Six Months Ended                                             September 1997           September 1996
(In thousands)                                               --------------           --------------

Cash flows provided from operations:
Net earnings as reported                                           $ 163                   $ 487
Adjustments to reconcile net earnings to
      net cash provided from operations:
      Depreciation and amortization                                   34                      25
      Deferred income taxes                                          (94)                    181
      Changes in operating assets and liabilities                     89                     (26)
                                                                   -----                   -----
      Net cash provided by operations                                192                     667

Cash flows provided by investing activities:
Investment maturities (purchases), net                               (12)                   (454)
Additions to property and equipment, net                            (102)                    (18)
Other assets                                                          (6)                   --
                                                                   -----                   -----
      Net cash used in investing activities                         (120)                   (472)

Cash flows from financing activities:
Issuance of common stock                                            --                        28
Payment on line of credit                                           --                      (200)
Payment on notes payable and long term debt                         --                       (37)
                                                                   -----                   -----

      Net cash provided by financing activities                     --                      (209)
Increase in cash and cash equivalents                                 72                     (14)
Beginning cash and cash equivalents                                  203                     144
Ending cash and cash equivalents                                   $ 275                   $ 130

Supplemental disclosures of cash flow information:
 Cash paid for income taxes                                          172                      27
                                                                   -----                   -----
 Cash paid for interest                                                7                       1
                                                                   -----                   -----




See accompanying notes to unaudited condensed consolidated financial statements

                               ULTRACISION, INC.                         PAGE 28

         Notes to Unaudited Condensed Consolidated Financial Statements

 (1)   Basis of Presentation

       The condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended March 30, 1997 herein.

       The anaudited condensed consolidated financial statements included herein reflect all adjustments that are, in the opinion of management, necessary to state fairly the results for the periods presented. The results for such periods are not necessarily indicative of the results to be expected for the full fiscal year ending March 31, 1998, or any other future periods.

(2)    Inventories

       Inventories are stated at the lower of first-in, first-out cost or market. As of September 30, 1997, inventories consist of the following:

            Raw materials        $ 1,336,000
            Work in process          419,000
                                 -----------
                                 $ 1,755,000
                                 ===========

(3)    Revenue Recognition

       Revenue is recognized upon product shipment.

(4)    Net Income Per Share

       Net income per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of shares issuable upon the exercise of stock options using the treasury stock method.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     GIGA-TRONICS INCORPORATED
                                             (Registrant)





Date: 02/13/98                       /s/ GEORGE H. BRUNS, JR.
                                     -------------------------------------------
                                     George H. Bruns, Jr.
                                     Chairman and Chief Executive Officer
                                     (Principal Executive Officer)







Date: 02/13/98                       /s/ MARK H. COSMEZ II
                                     -------------------------------------------
                                     Mark H. Cosmez II
                                     Vice President, Finance and
                                     Chief Financial Officer
                                    (Principal Accounting Officer)